Exhibit 99.1

Penn Virginia Resource Partners, L.P.

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean, Director, Investor Relations
Ph: (610) 687-8900 Fax: (610) 687-3688 E-Mail: invest@pennvirginia.com

PENN VIRGINIA RESOURCE PARTNERS, L.P.

ANNOUNCES PRICING OF PUBLIC OFFERING OF 4,750,000 COMMON UNITS

RADNOR, PA (BusinessWire) May 13, 2008 – Penn Virginia Resource Partners, L.P. (NYSE: PVR) announced today the pricing of the public offering of 4,750,000 common units representing limited partner interests in PVR. The common units were priced at $28.00 per unit. In connection with the offering, PVR granted the underwriters a 30-day option to purchase a maximum of 712,500 additional common units to cover over-allotments, if any.

PVR estimates that the net proceeds from the offering will be approximately $127.3 million (or $146.4 million if the underwriters exercise in full their option to purchase additional common units), after deducting underwriting discounts and commissions and estimated expenses, and approximately $2.7 million (or $3.1 million if the underwriters exercise in full their option to purchase additional common units) from Penn Virginia Resource GP, LLC, PVR’s general partner, to maintain its two percent general partner interest in PVR. PVR intends to use the net proceeds from the offering to repay a portion of the borrowings outstanding under its revolving credit facility. PVR expects to close the sale of the common units on May 19, 2008, subject to customary closing conditions.

The common units were offered and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”). The offering may be made only by means of prospectus supplement, which will be filed with the SEC, and the related base prospectus. Lehman Brothers Inc. and UBS Investment Bank are acting as joint book-running managers and representatives of the underwriters in connection with the offering, and Wachovia Capital Markets, LLC is acting as lead non-book running manager. RBC Capital Markets, J.P. Morgan Securities Inc. and Stifel Nicolaus & Company, Inc. are acting as co-managers.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Copies of the prospectus supplement and accompanying base prospectus related to the offering may be obtained from Lehman Brothers Inc., c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, by email at quiana.smith@broadridge.com, or by calling toll-free: (888) 603-5847; UBS Investment Bank, Attention: Prospectus Department, 299 Park Avenue, New York, NY 10171, by calling toll free: (888) 827-7275, ext. 3884; or from any of the other underwriters.

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Headquartered in Radnor, PA, Penn Virginia Resource Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership formed by Penn Virginia Corporation (NYSE: PVA). PVR manages coal and natural resource properties and related assets and operates a midstream natural gas gathering and processing business. For more information, please visit PVR’s website at www.pvresource.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those discussed in PVR’s press releases and public periodic filings with the SEC, including PVR’s Annual Report on Form 10-K for the year ended December 31, 2007. Many of the factors that will determine PVR’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. PVR undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.